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EXHIBIT (11) - STATEMENT RE: COMPUTATION OF NET INCOME PER COMMON SHARE

COMPUTATION OF NET INCOME PER COMMON SHARE
COMERICA INCORPORATED AND SUBSIDIARIES

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(IN MILLIONS, EXCEPT PER SHARE DATA)

                                    THREE MONTHS ENDED      SIX MONTHS ENDED
                                          JUNE 30,              JUNE 30,
                                    -------------------    -------------------
                                      2002       2001        2002       2001
                                    --------   --------    --------   ---------
                                 (As restated)          (As restated)
BASIC:
   Average shares outstanding            176        178         176        178
                                    ========   ========    ========   ========

Net income                          $    161   $    208    $    375   $    302
Less preferred stock dividends             -          3           -          8
                                    --------   --------    --------   --------
Net income applicable to common
  stock                             $    161   $    205    $    375   $    294
                                    ========   ========    ========   ========

Basic net income per common share   $   0.92   $   1.15    $   2.13   $   1.65

DILUTED:
  Average shares outstanding             176        178         176        178
  Nonvested stock                          -          -           -          -
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options            2          2           2          2
                                    --------   --------    --------   --------
  Diluted average shares                 178        180         178        180
                                    ========   ========    ========   ========


Net income                          $    161   $    208    $    375   $    302
Less preferred stock dividends             -          3           -          8
                                    --------   --------    --------   --------
Net income applicable to common
  stock                             $    161   $    205    $    375   $    294
                                    ========   ========    ========   ========

Diluted net income per common share $   0.90   $   1.13    $   2.10   $   1.63

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